MATERION CORPORATION REPORTS STRONG FIRST QUARTER FINANCIAL RESULTS AND PROVIDES SECOND QUARTER AND FULL YEAR 2021 EARNINGS GUIDANCE

MAYFIELD HEIGHTS, Ohio – April 29, 2021 - Materion Corporation (NYSE: MTRN) today reported first quarter financial results and provided second quarter and full year 2021 earnings guidance.

First Quarter 2021 Highlights

•    Net sales were $354.4 million compared to $277.9 million in the prior year period; value-added sales increased 29% year on year to a record $198.6 million for the quarter

•    Operating profit of $19.7 million; adjusted earnings before interest and tax expense (EBIT) was $21.4 million, or 10.8% of value-added sales, compared to $9.9 million in the prior year period

•    Net income of $0.81 per share, diluted; adjusted earnings of $0.82 per share, up from $0.39 in the prior year period

•    Customer funded precision clad engineered strip project remains on track; completed second quarter of shipments from existing facility

“I am pleased with our start to 2021, delivering a very strong quarter as we continue to manage through the pandemic. Our team is motivated and energized to serve our customers and return to pre-pandemic levels of performance, as demonstrated by our first quarter results.” said Jugal Vijayvargiya, President and Chief Executive Officer.

Mr. Vijayvargiya continued, “Many of our end markets are expanding, our Optics Balzers acquisition is performing well, and our organic investments are contributing, resulting in strong top line growth expectations for the full year. We continue to focus on building a robust pipeline of opportunities that will create value for our shareholders in the near, medium and longer term.”
FIRST QUARTER 2021 RESULTS

Net sales for the first quarter of 2021 were $354.4 million, compared to $277.9 million in the prior year period. Value-added sales were a quarterly record of $198.6 million, up 29% from the prior year quarter. Strong performance across several key end markets, including semiconductor, automotive and industrial drove the value-added sales growth and more than offset weakness in the energy end market and reduced sales related to the closure of our LAC business. In addition, sales were aided by a large order in the defense market which was expected in the second quarter.

Operating profit for the first quarter was $19.7 million, and net income was $16.8 million, or $0.81 per diluted share, compared to an operating loss of $5.6 million and a net loss of $3.9 million in the prior year period. Excluding special items, adjusted EBIT was $21.4 million in the first quarter, an increase of $11.5 million versus the prior-year period. Improved sales performance, favorable mix, and improved operating performance drove the increase.

Adjusted net income was $16.9 million, or $0.82 per diluted share, an increase of 111% compared to $0.39 per share in the prior year period.

OUTLOOK

While a fair amount of uncertainty still exists in the overall economy, we see strength in our organic pipeline and good underlying demand across many of our end markets, in particular semiconductor, automotive, and industrial. Based on current demand levels, we expect adjusted earnings per diluted share in the second quarter to be in the range of $0.72 to $0.76 per share, an increase of 68% from the second quarter of 2020 at the midpoint.

For the full year, we expect adjusted earnings per diluted share to be in the range of $3.00 to $3.30 per share, an increase of 55% from the prior year, at the midpoint.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, April 29, 2021. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. Presentation materials will be available on the company’s website in advance of the call. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until May 13, 2021 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 39481. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns and sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses, including the integration of Optics Balzers; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions, including, without limitation, the acquisition of Optics Balzers being accretive in the expected timeframe or at all; our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events including the COVID-19 pandemic; and the risk factors set forth in Part 1, Item 1A of our 2020 Annual Report on Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Andrew R. Vento                        John G. McCloskey
(216) 383-4098                        (216) 383-6835
andrew.vento@materion.com                john.mccloskey@materion.com

https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(In thousands except per share amounts)	April 2, 2021	March 27, 2020*
Net sales	$354,386	$277,946
Cost of sales	287,590	233,376
Gross margin	66,796	44,570
Selling, general, and administrative expense	36,776	30,744
Research and development expense	6,206	4,185
Impairment charges	—	10,766
Restructuring (income) expense	(378)	2,164
Other — net	4,474	2,279
Operating profit (loss)	19,718	(5,568)
Other non-operating income—net	(1,276)	(944)
Interest expense — net	761	246
Income (loss) before income taxes	20,233	(4,870)
Income tax expense (benefit)	3,466	(992)
Net income (loss)	$16,767	$(3,878)
Basic earnings per share:
Net income (loss) per share of common stock	$0.82	$(0.19)
Diluted earnings per share:
Net income (loss) per share of common stock	$0.81	$(0.19)
Weighted-average number of shares of common stock outstanding:
Basic	20,374	20,384
Diluted	20,628	20,384
*Prior period has been adjusted to reflect the change in inventory method, as described in the Company's Quarterly Report on Form 10-Q for the period ended April 2, 2021.

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	April 2, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$18,934	$25,878
Accounts receivable, net	180,544	166,447
Inventories, net	272,828	250,778
Prepaid and other current assets	22,449	20,896
Total current assets	494,755	463,999
Deferred income taxes	1,932	3,134
Property, plant, and equipment	1,021,174	998,312
Less allowances for depreciation, depletion, and amortization	(692,101)	(688,626)
Property, plant, and equipment—net	329,073	309,686
Operating lease, right-of-use assets	59,826	62,089
Intangible assets, net	51,503	54,672
Other assets	20,791	19,364
Goodwill	140,392	144,916
Total Assets	$1,098,272	$1,057,860
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$1,541	$1,937
Accounts payable	72,489	55,640
Salaries and wages	22,803	18,809
Other liabilities and accrued items	36,927	40,887
Income taxes	5,102	1,898
Unearned revenue	8,573	7,713
Total current liabilities	147,435	126,884
Other long-term liabilities	17,777	17,002
Operating lease liabilities	54,593	56,761
Finance lease liabilities	18,937	20,539
Retirement and post-employment benefits	39,662	41,877
Unearned income	92,301	86,761
Deferred income taxes	14,824	15,864
Long-term debt	51,407	36,542
Shareholders’ equity	661,336	655,630
Total Liabilities and Shareholders’ Equity	$1,098,272	$1,057,860

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	April 2, 2021	March 27, 2020*
Cash flows from operating activities:
Net income (loss)	$16,767	$(3,878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	8,599	14,274
Amortization of deferred financing costs in interest expense	182	182
Stock-based compensation expense (non-cash)	1,473	1,492
Deferred income tax expense (benefit)	382	(1,457)
Impairment charges	—	10,766
Changes in assets and liabilities:
Accounts receivable	(15,697)	11,049
Inventory	(23,219)	(15,718)
Prepaid and other current assets	(2,107)	1,127
Accounts payable and accrued expenses	19,224	(13,002)
Unearned revenue	932	(938)
Interest and taxes payable	3,164	368
Unearned income due to customer prepayments	5,890	7,113
Other-net	(140)	(2,248)
Net cash provided by operating activities	15,450	9,130
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(31,250)	(14,789)
Proceeds from sale of property, plant, and equipment	575	10
Net cash used in investing activities	(30,675)	(14,779)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	14,955	—
Repayment of long-term debt	(377)	(142)
Principal payments under finance lease obligations	(675)	(233)
Cash dividends paid	(2,338)	(2,245)
Repurchase of common stock	—	(6,766)
Payments of withholding taxes for stock-based compensation awards	(2,838)	(2,015)
Net cash provided by (used in) financing activities	8,727	(11,401)
Effects of exchange rate changes	(446)	(381)
Net change in cash and cash equivalents	(6,944)	(17,431)
Cash and cash equivalents at beginning of period	25,878	125,007
Cash and cash equivalents at end of period	$18,934	$107,576
*Prior period has been adjusted to reflect the change in inventory method, as described in the Company's Quarterly Report on Form 10-Q for the period ended April 2, 2021.

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBIT
(Unaudited)

	First Quarter Ended
(Millions)	April 2, 2021	March 27, 2020*
Net Sales
Performance Alloys and Composites	$114.1	$99.1
Advanced Materials	204.7	160.1
Precision Optics	35.6	18.7
Other	—	—
Total	$354.4	$277.9

Less: Pass-through Metal Cost
Performance Alloys and Composites	$13.3	$15.4
Advanced Materials	141.7	105.6
Precision Optics	—	1.7
Other	0.8	1.2
Total	$155.8	$123.9

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$100.8	$83.7
Advanced Materials	63.0	54.5
Precision Optics	35.6	17.0
Other	(0.8)	(1.2)
Total	$198.6	$154.0

Gross Margin
Performance Alloys and Composites	$29.6	$20.8
Advanced Materials	23.8	17.8
Precision Optics	13.9	6.0
Other	(0.5)	—
Total	$66.8	$44.6

Operating Profit (Loss)
Performance Alloys and Composites	$13.5	$3.5
Advanced Materials	8.9	5.0
Precision Optics	4.6	(9.6)
Other	(7.3)	(4.5)
Total	$19.7	$(5.6)
*Prior period has been adjusted to reflect the change in inventory method, as described in the Company's Quarterly Report on Form 10-Q for the period ended April 2, 2021.

	First Quarter Ended
(Millions)	April 2, 2021	March 27, 2020*
Special Items
Performance Alloys and Composites	$—	$3.6
Advanced Materials	—	0.1
Precision Optics	0.3	10.8
Other	0.1	0.1
Total	$0.4	$14.6

Operating Profit (Loss) Excluding Special Items
Performance Alloys and Composites	$13.5	$7.1
Advanced Materials	8.9	5.1
Precision Optics	4.9	1.2
Other	(7.2)	(4.4)
Total	$20.1	$9.0

Non-Operating (Income) Expense
Performance Alloys and Composites	$0.1	$0.2
Advanced Materials	—	—
Precision Optics	(0.2)	—
Other	(1.2)	(1.1)
Total	$(1.3)	$(0.9)

EBIT Excluding Special Items
Performance Alloys and Composites	$13.4	$6.9
Advanced Materials	8.9	5.1
Precision Optics	5.1	1.2
Other	(6.0)	(3.3)
Total	$21.4	$9.9
*Prior period has been adjusted to reflect the change in inventory method, as described in the Company's Quarterly Report on Form 10-Q for the period ended April 2, 2021.

The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. During the first quarter of 2021, the Company added ruthenium, iridium, rhodium, rhenium, and osmium to its definition of value-added sales as the costs of these materials are treated as pass-through. Prior period value-added sales amounts have been recast to reflect this change. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	First Quarter Ended
(Millions except per share amounts)	April 2, 2021	March 27, 2020*
GAAP as Reported
Net sales	$354.4	$277.9
Operating profit (loss)	19.7	(5.6)
Non-operating (income) expense	(1.3)	(0.9)
Net income (loss)	16.8	(3.9)
Shares outstanding - Diluted	20,628	20,384
EPS - Diluted	$0.81	$(0.19)

Operating Profit Special Items
Impairment charges	$—	$10.8
Non-cash inventory adjustment	—	1.3
Cost reduction initiatives	0.3	2.2
COVID-19 related costs	—	0.2
Merger and acquisition costs	0.1	0.1
Total Operating Profit Special Items	$0.4	$14.6
Operating Profit Special Items - net of tax	$0.3	$11.2
Tax Special Items	(0.2)	0.7
Special items per diluted share	$0.01	$0.58

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$198.6	$154.0
Operating profit	20.1	9.0
Operating profit % of VA	10.1%	5.8%
EBIT	21.4	9.9
EBIT % of VA	10.8%	6.4%
Net income	16.9	8.0
EPS - Diluted	$0.82	$0.39
*Prior period has been adjusted to reflect the change in inventory method, as described in the Company's Quarterly Report on Form 10-Q for the period ended April 2, 2021.
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest and taxes (EBIT), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, non-cash inventory adjustments, cost reduction initiatives (i.e., severance), COVID-19 related costs, merger and acquisition costs, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.